Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-2315774) pertaining to the Covanta Holding Corporation 2014 Equity Award Plan, as amended,
(2)Registration Statement (Form S-8 No. 333-119609) pertaining to the Covanta Holding Corporation (formerly Danielson Holding Corporation) Equity Award Plan for Employees and Officers and the Covanta Holding Corporation Equity Award Plan for Directors of Covanta Holding Corporation,
(3)Registration Statement (Form S-8 No. 333-130046) pertaining to the registration of an additional 2,000,000 shares of common stock as a result of an increase in the number of shares of common stock issuable under the Covanta Holding Corporation Equity Award Plan for Employees and Officers,
(4)Registration Statement (Form S-8 No. 333-150705) pertaining to the registration of an additional 6,300,000 shares of common stock as a result of an increase in the number of shares of common stock issuable under the Covanta Holding Corporation Equity Award Plan for Employees and Officers and the Covanta Holding Corporation Equity Award Plan for Directors of Covanta Holding Corporation,
(5)Registration Statement (Form S-8 No. 333-195793) pertaining to the Covanta Holding Corporation 2014 Equity Award Plan,
(6)Registration Statement (Form S-3 No. 333-220460) pertaining to the registration of common stock, preferred stock, warrants, debt securities, subscription rights, purchase contracts, purchase units, and depository shares of Covanta Holding Corporation, and
(7)Registration Statement (Form S-3 No. 333-248901) pertaining to the registration of common stock, preferred stock, warrants, debt securities, subscription rights, purchase contracts, purchase units, and depository shares of Covanta Holding Corporation of our report dated February 17, 2021, with respect to the consolidated financial statements of Covanta Europe Assets Limited included in this Annual Report (Form 10-K) of Covanta Holding Corporation as of and for the years ended December 31, 2020 and 2019.

/s/ Ernst & Young, Chartered Accountants
Dublin, Ireland
February 17, 2021